EXHIBIT 10.7


                               EXTENSION OF LEASE

This EXTENSION OF LEASE made this 23rd day of July, 1999, by and between PLEASANT HILL INDUSTRIAL PARK ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR, and LAVENIR TECHNOLOGY, INC. LESSEE, hereinafter respectively called "Lessor" and "Lessee".

                                   WITNESSETH

1. On April 3,1990 a Lease was executed and on May 21, 1993, May 9,1994, July 31,1995 and September 12, 1996 Extensions of Lease were executed by and between Pleasant Hill Industrial Park Associates, A California Limited Partnership, Lessor, and Lavenir Technology, Inc., Lessee, for those certain premises commonly known and designated as 2440 Estand Way, Pleasant Hill, California.

2.       The parties do hereby agree to:

         a. Extend the term of said Lease for a period of Two (2) years commencing September 1, 1999 and ending on August 31, 2001.

         b.       The monthly rent shall be payable as follows to LOWENBERG
                  CORPORATION: the sum of EIGHT THOUSAND SIX HUNDRED FORTY AND 001100 ($8,640.00) DOLLARS per month commencing September 1,1999 and continuing on the first day of each and every month thereafter to and including the first of August 2000;

                  Thereafter, the sum of EIGHT THOUSAND EIGHT HUNDRED EIGHTY-EIGHT AND 00/100 ($8,880.00) DOLLARS on the first day of September, 2000, and continuing on the first day of each and every month thereafter to and including the fast day of August, 2001:

3. Lessee, at its option may convert this Extension of Lease to a Three-year extension rather than the Two-year extension as stated above. Lessee must notify Lessor, in writing, of its election to exercise this option prior to October 31,1999. If Lessee elects to convert this Extension of Lease to the Three-year term then the termination date of this Extension shall be extended to August 31, 2002 and the monthly rent shall be modified as follows:
         November 1, 1999 through August 31, 2000 - $8,520.00 per month September 1, 2000 through August 31, 2001- $8,640.00 per month September 1, 2001 through August 31, 2002 - $8,760.00 per month

         If Lessee does not elect to convert this Extension of Lease to a Three-year extension then the termination date and the monthly rent outlined in Paragraph 2 b shall remain in effect.

4. All other terms and conditions of the above Lease shall remain the same.

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IN WITNESS WHEREOF, the undersigned "Lessor" and "Lessee" have executed these presents the day and year first above mentioned.

LESSOR:  PLEASANT HILL INDUSTRIAL          LESSEE: LAVENIR TECHNOLOGY, INC.
         PARK ASSOCIATES, A
         CALIFORNIA LIMITED
         PARTNERSHIP

By:  /s/ William J. Lowenberg              By:  /s/ Max P. Henzi
    ---------------------------------          ---------------------------------
     LOWENBERG  HOLDINGS,                       MAX P. HENZI, PRESIDENT
     GENERAL PARTNER                            LAVENIR TECHNOLOGY, INC.
     WILLIAM J. LOWENBERG, ITS
     PRESIDENT

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PARTIES

         THIS LEASE, made at San Francisco, California this 3rd day of April, 1990, by and between PLEASANT HILL INDUSTRIAL PARK ASSOCIATES and LAVENIR TECHNOLOGY, INC. hereinafter called respectively, Lessor and Lessee, without regard to number or gender,

PURPOSE

         WITNESSETH: that Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein the assembly and testing of photo-plotters and related products, the company's administrative and research and development activities and for no other purpose, those certain premises with the appurtenances, situated in the City of Pleasant Hill, County of Contra Costa, State of California and more particularly described as follows, to-wit:

PREMISES

         Approximately 7,940 square feet, more commonly known and designated as 2440 Estand Way, Pleasant Hill, California.

TERM

         The term shall be for Three (3) years, commencing on the 1st day of May, 1990, and ending on the 31st day of April, 1993, at the following rent in lawful money of the United States of America, which Lessee agrees to pay to Lessor, without deduction or offset, at such place or places as may be designated from time to time by Lessor, in installments as follows:

RENT

         The sum of FIVE THOUSAND FORTY-ONE AND 90/100 DOLLARS on the first day of June, 1990 and the further sum of FIVE THOUSAND FORTY-ONE AND 90/100 ($5,041.90) DOLLARS on the first day of each and every month thereafter during the term and amended as per Paragraph 22 of the Lease herein. It is further understood and agreed that said monthly rent will be increased as per Paragraph 22 by a minimum of 4% per annum and a maximum of 8% per annum.

         Rent checks should be made payable to LOWENBERG CORPORATION.

INTEREST

         All base rent, additional rent and all other sums which may from time to time become due and payable by Lessee to Lessor under any of the provisions of this Lease shall bear interest from and after the due date thereof at the greater of ten percent (10%) per annum, or the maximum rate of interest permitted by law.

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POSSESSION

         It is further mutually agreed between the parties as follows:

         1. If Lessor, for any reason whatsoever, cannot deliver possession of the said premises to Lessee at the commencement of the said term, as hereinbefore specified, this lease shall not be voided or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in that even there shall be a proportionate deduction of rent covering the period between the commencement of the said term and the time when Lessor can deliver possession.

         2. Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the demised premises may be located. Lessee shall not make, or suffer to be made, any alterations of the said premises, or any part thereof, without the written consent of Lessor first had and obtained, and any additions to, or alterations of , the said premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor.

ABANDONMENT

         3. Lessee shall not vacate or abandon the premises at any time during the term; and if Lessee shall abandon, vacate or surrender said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, at the option of Lessor, excerpt such property as may be under a security agreement with Lessor.

USES PROHIBITED

         4. Lessee shall not use, or permit said premises, or any part thereof, to be used, for any purpose or purposes other than that purpose or purposes for which said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, or cause a cancellation of any insurance policy covering said building, or any part thereof nor or shall Lessee sell, or permit to be kept, used, or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, it his sole cost and expense, comply with any and all requirements pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

FREE FROM LIENS

         5. Lessee shall keep the demised premises and the property in which the demised premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

         6. Lessee shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact as between Lessor and Lessee.

INDEMNIFICATION OF LESSOR

         7. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares, merchandise and other personal property, in , upon or about said premises and for injuries to person in or about said premises, from any cause arising at any time, and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the good, wares, merchandise and other personal property of any person arising from the use of the premises by Lessee, or from the failure of Lessee to keep the premise in good condition and repair, as herein provided.

UTILITIES

         8. Lessee shall pay for all water, gas, heat, light, power, telephone service, sewer service charge and all other services supplied to the said premises, together with any taxes thereon.

ENTRY OF LESSOR

         9. Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions, or repairs, or for the purpose of placing upon the property in which the said premises are located any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor, at any time within thirty days prior to the expiration of this lease, to place upon said premises any usual "to lease" signs.

DESTRUCTION OF PREMISES

         10. In the event of a partial destruction of the said premises during the said term, from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within sixty (60) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no wise annual or void this lease, except that Lessee shall be entitled to a proportionate deduction of rent while such repairs are being made, such proportionate deduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premises. If such repairs cannot be made in sixty (60) days, Lessor may, at its option, make same within a reasonable time, this lease continuing in full force and effect and the rent to be proportionately rebated aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in sixty (60) days, or such repairs cannot be made under such laws and regulations, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated by destroyed to the extent of not less than 33 1/3% of the replacement cost thereof,, Lessor may elect to terminate this lease, whether the demised premises be injured or not. A total destruction of the building in which the said premises may be situated shall terminated this lease. Lessee waives any right to terminate this lease as a result of any statutory provision now or hereafter in effect pertaining to the damage or destruction of the demised premises or the building of which the demised premises are a portion except as expressly provided herein.

ASSIGNMENT AND SUBLETTING

         11. Lessee may assign this lease or any interest therein and may also sublet the whole of said premises, provided that written consent of Lessor to any such assignment or subletting is first obtained by Lessee. If, during the term of this lease Lessee requests the written consent of Lessor to any such assignment or subletting, Lessor's consent thereto shall not unreasonably be withheld. A consent to one assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting, and any such subsequent assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option , terminate the lease. This lease shall not, nor shall any interest therein, be assignable as the interest of Lessee by operation of law without the written consent of Lessor, but such consent shall not unreasonably be withheld. In the event hat the demised premises are assigned or subleased at a rental consideration in excess of the then current rent, then all of such excess shall be paid to the Lessor as additional rent thereunder.

INSOLVENCY OR BANKRUPTCY

         12. In addition to any and all rights or remedies of Lessor hereunder or as provided by law, the term of this Lease may be ended at the option of Lessor and Lessor, at its option, ay reenter and take possession of the demised premise and remove all persons therefrom and, upon the exercise of such option by Lessor, Lessee shall have no further claim in or to the demised premises, and the Lease Agreement and any interest in or to the demised premises shall no longer be an asset of the Lessee or any successor in interest, if any one of more of the following events occur:

         (a) Lessee admits in writing its inability to pay its debts as they come due;

         (b) Lessee makes, to it unsecured creditors generally, an offer of settlement, extension or composition;

         (c) Lessee files any petition or action for relief under the provisions of any bankruptcy, reorganization, insolvency or moratorium law, or any other law or law for the relief of, or relating to, debtors;

         (d) Lessee files any petition or action for relief under the provisions of any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

         (e) Lessee is the subject of an involuntary petition or similar action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

         (f) A receiver or trustee is appointed, with or without Lessee's consent, to take possession of all or part of the assets or properties of Lessee.

         In the event that any one or more of the preceding events shall occur, failure by Lessor to assert immediately its right to reenter and take possession of the demised premises or to exercise any other rights or remedies granted to Lessor by law or hereunder shall not constitute a waiver of any such right or remedy nor shall Lessor be estopped to assert, at a later time, any such right or remedy.

DEFAULT

         13. In the event of any breach of this lease by Lessee, then Lessor, besides other rights and remedies he may; have, shall have the immediate right of re-entry and may remove all persons and property from the premises. If Lessor's right of re-entry is exercised following abandonment of the premises by the Lessee, then Lessor may consider any personal property belonging to Lessee and left on the premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and is hereby relieved of all liability for doing so.

         If Lessee breaches this lease and abandons the property before the end of the term, or if Lessee's right to possession is terminated by Lessor because of a breach of the Lease, then in either such case, Lessor may recover from Lessee all damages suffered by Lessor, as the result of Lessee's failure to perform his obligations thereunder, including but not restricted to, the worth at the time of the award by the court having jurisdiction thereof of the amount by which the rent then unpaid hereunder for the balance of the lease term exceeds the amount of such rental loss for the same period which Lessee proves could be reasonably avoided by Lessor, and in such case, Lessor, prior to the award, may relet the premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform his obligations hereunder; provided, however that even though Lessee has abandoned the premises following such breach, this lease shall nevertheless continue in full force an defect for as long as Lessor does not terminate Lessee's right of possession, and until such termination, Lessor may enforce all his rights and remedies under this lease, including the right to recover the rent from Lessee as it becomes due hereunder.

REPAIRS

         14. Lessee shall, at his sole cost, keep and maintain said premises and appurtenances and every part thereof (excepting interior walls and roofs which Lessor agrees to repair), including glazing, sidewalks adjacent to said premises, parking areas, driveways, lighting standards, landscaping and striping, any store front and the interior of the premises, in good and sanitary order, condition and repair. By entry hereunder, Lessee accepts the premises as being in good and sanitary order condition and repair and agrees on the last day of said term, or sooner termination of this lease, to surrender unto Lessor all and singular said premises with said appurtenances in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted, and to remove all of Lessee's sings form said premises.

ADVERTISEMENTS AND SIGNS

         15. Lessee shall not conduct or permit to be conducted any sale by auction on said premises. Lessee shall not place or permit to be placed any projecting sign, marquee or awning on the front of the said premises without the written consent of Lessor; Lessee, upon request of Lessor, shall immediately remove any sign or decoration which Lessee has placed or permitted to be placed in, on , or about the front of the premises and which, in the opinion of Lessor, is objectionable or offensive, and if Lessee fails so to do, Lessor may enter upon said premises and remove the same. Lessor has reserved the exclusive right to the two exterior sidewalls, rear wall and roof of said premises, and Lessee shall not place or permit to be place upon the said sidewalls, rear wall or roof, any sign, advertisement or notice without the written consent of Lessor.

SURRENDER OF LEASE

         16. The voluntary or other surrender of this lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

CONDEMNATION

         17. If any part of the demised premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after condemnation bears to the value of the entire premises at the date of condemnation; but in such event Lessor shall have the option to terminate this lease as of the date when title to the part so condemned vests in the condemnor. If all of the demised premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupation thereunder, this lease shall thereupon terminate. If part or all of the demised premises bee taken or condemned, all compensation awarded upon such condemnation or taking shall go the Lessor and the Lessee shall have no claims thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the condemnation of all or a part of the demised premises.

ATTORNEY'S FEES

         18. In case suit is brought by either party because of the breach of any term, covenant or condition herein contained, the prevailing party shall be entitled to recover against the other party a reasonable attorney's fee to be fixed by the court.

ARBITRATION

         19. In the event of a dispute between Lessor and Lessee relative to the provisions of this lease, the matter shall be determined by competent and disinterested arbitrators, one of whom shall be selected and paid by Lessor and one selected and paid by Lessee. Each party shall notify the other party the name and address of the arbitrator so selected within 15 days after a written request for arbitration has been given by one party to the other. In the event these two cannot agree within 30 days after their appointment, the arbitrators shall select a competent and disinterested part as the third arbitrator, the expense to be borne equally by Lessor and Lessee. In the event these two do not so select a third arbitrator within the next 15 days, then the third arbitrator shall be appointed by the President of the Chamber of Commerce of San Francisco, State of California, upon the request o f either party. The decision of any two of the three arbitrators so chosen shall be final and conclusive on the parties hereto. The decision of the arbitrators shall be in writing, and a copy thereof shall be given to Lessor and Lessee within 90 days after the date of the request for arbitration.

SECURITY DEPOSIT

         20. Lessee shall deposit with Lessor upon execution hereof the sum of Fifteen Thousand and 00/100 ($15,000.00) Dollars as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a breach of this Lease, and Lessor may at its option terminate this lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Lessor, shall be returned without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) within fifteen (15) days after the expiration of the term thereof, or after Lessee has vacated the Premises, whichever is later.

TAXES AND ASSESSMENTS

         21. In the event that in any tax year during the term of this lease the amount of the Municipal, State or County Real Estate taxes including the amount of any general or special assessments, or levies or charges made by any municipal or political subdivision for local improvements shall exceed the amount of such taxes including such general or special assessments, levies or charges for the fiscal year 1989-1990, the Lessee shall pay to the Lessor for such year upon demand an amount equal to 7.94% of the total increase in such taxes, assessments, levies and charges upon the whole of the land and building upon and within which the leased premises are situate, whether such increase is caused by increased or added rate or increased assessed valuation or by increase in, or by reason of any new, general or special assessment. It is understood that, if the right to pay any assessments in installments is given to Lessor, then for the purposes of this paragraph it shall be deemed that the same are paid in such installments regardless of whether or not the Lessor may pay the same in one sum or in any larger amounts than the installment basis.

         It is agreed that any increase in taxes caused by an increase in assessed valuation due to work done in the demised premises by Lessee or by work done in any other parts of the building by Lessor or any other tenant in the building shall not be included in computing the amount of increase in taxes to be paid by Lessee under the preceding paragraph of this Paragraph 21, but shall be computed separately in the following manner:

         1. Any increase in taxes caused by an increase in assessed valuation due to the work done by Lessee in the demised premises at any time during said term shall be borne entirely by Lessee.

         2. If there is any increase in taxes caused by work done in any other parts of the building by Lessor or by any other tenant in the building, the Lessee shall not be responsible for any portion of such increase in taxes.

         The amount of Lessee's obligation under this paragraph for the year in which this lease terminates shall be prorated in the proportion that the period this lease is in effect during the tax year in which this lease terminates bears to the full tax year.

         Lessee also shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Lessee's equipment, furniture, fixtures and other personal property located in the premises. In addition to rental and other charges to be paid by Lessee hereunder, Lessee shall reimburse to Lessor, upon demand, any and all taxes payable by Lessor (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocated to, or measured by or on the rental payable hereunder, including, without limitation, any gross income tax or exercise tax levied by the State, any political subdivision thereof, or Federal Government with respect to the receipt of such rental; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the premises or any portion thereof; or (c) upon or measured by the value of Lessee's equipment, furniture, fixtures and other personal property located in the premises or by the cost or value of any leasehold improvements located in the premises; or (d) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the premises; or (e) any tax or charge made by any authority having jurisdiction upon any automobile parking facilities used by Lessee and any sewer tax, water control tax or Environmental Quality Control charge.

         22. The monthly rental in the amount of $5,041.90, set forth above shall be increased on May 1, 1991 and May 1, 1992 in the same proportion that the Consumer Price Index figure

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published by the United States Department of Labor, Bureau of Labor Statistics,
all items retail for San Francisco-Oakland for the month prior to the adjustment month bears to the Consumer Price Index figure for the month prior to the month in which lease commences (1967 = 100) hereinafter called "basic index figure", provided, however, that in no event shall the monthly rental for any such period be less than the monthly rental being paid by Lessee immediately prior to such adjustment.

         If prior to the effective date of any rental adjustment in Bureau of Labor Statistics should revise or change the methods or basic data used in calculating the said index, in such a way as to affect the direct comparability of such revised or changed index, with the original index used herein, then the Bureau shall be requested to furnish a conversation factor designated to adjust to the new basis, the said original index.

         If said Consumer Price Index, as now constituted, compiled and published shall cease to be compiled and published during the term hereof, then the Bureau of Labor Statistics shall be requested to furnish a statement converting the basic index figure to a figure that would be comparable in another index published by the Bureau of Labor Statistics and such other index shall be used in computing the rental increase provided above.

         If no such conversion or other index is available, then the said rental increase shall be determined by arbitration in the manner provided in Paragraph 19 hereof.

INSURANCE

         23. Lessee agrees during the full term of this lease to carry comprehensive bodily injury insurance covering the demised premises, its appurtenances and ways immediately adjoining, including any parking areas and driveways that may be used by Lessee, in a single limit of $1,000,000 for injury or death to any number of persons in any one occurrence, property damage insurance in the amount of $100,000.00 and plate glass insurance in Companies satisfactory to the Lessor, in the joint names of the Lessor and Lessee, and to pay the premiums therefore and to deliver said policies, or certificates thereof, unto the Lessor, and the failure of the Lessee either to effect said insurance in the names herein called for or to pay the premiums therefore or to deliver said policies, or certificates thereof, unto the Lessor shall permit the Lessor to effect said insurance and to pay the requisite premiums therefore, which premiums shall be repayable unto him with the next installment of rental, and failure to repay the same shall carry with it the same consequence as failure to pay any installment of rental. Each insurer mentioned in this paragraph shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to the Lessor, that it will give the Lessor ten (10) days written notice before the policy or policies in question shall be altered or cancelled.

NOTICES

         24. Whenever it is required that any notice be given hereunder, the same shall be sufficiently served by depositing the same in the United States Mail, postage prepaid, and addressed to the addresses set forth below:

         To Lessor at:     44 Montgomery Street
                           San Francisco, California 94104

         To Lessee at:     2440 Estand Way
                           Pleasant Hill, CA

or to such other addresses as a party may designate by written notice to the other party in the manner herein provided.

LESSOR'S LIABILITY

         25. The term "Lessor", as used in this Paragraph, shall mean only the owner or owners at the time in question of the fee title or its interest in a ground lease of the Premises, and in the event of any transfer of such title or interest. Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall be binding on Lessor's successors and assigns only during their respective periods of ownership.

WAIVER

         26. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach o by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such proceeding breach at the time of acceptance of such rent.

HOLD OVER

         27. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS

         28. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

         29. Time is of the essence of this Lease.

CAPTIONS

         30. The captions in the margins of this Lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this Lease.

SUBORDINATION

         31. The Lessee covenants that this lease is and at all times shall be subject and subordinate to the lien of any mortgage or deed of trust now existing or which the Lessor or any subsequent owner of the demised premises shall make covering said demised premises or the building of which said premises are a part, and to any and all advances made or to be made under or upon said mortgage or deed of trust, and to the interest thereon. Notwithstanding such subordination Lessee's right to quiet possession of the premises shall not be disturbed if Lessee is not in default hereunder and so long as Lessee shall pay the rent and observe and perform all of the provisions of this lease.

ESTOPPEL CERTIFICATE

         32. Lessee shall at any time and from time to time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the parts of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the premises are a part. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except, as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rental has been paid in advance.

SPECIAL PROVISIONS

         33. Special provisions of this Lease numbered 34 through 36 are attached hereto and are made a part hereof. Also incorporated hereby is Lease A Addendum dated April 6, 1990.

         34. LESSEE WARRANTS THAT IT SHALL NOT MAKE ANY USE OF THE PREMISES WHICH MAY CAUSE CONTAMINATION OF THE BUILDING AND IMPROVEMENTS, THE SOIL OR GROUND WATER AND HEREBY INDEMNIFIES AND AGREES TO HOLD LESSOR HARMLESS FROM ANY CLAIM FOR DAMAGES ARISING FROM ANY CONTAMINATION CAUSED BY LESSEE'S USE OF THE PREMISES INCLUDING, BUT NOT LIMITED TO, DAMAGE TO LESSOR'S PROPERTY, THE PROPERTY OF ANY THIRD PARTY OR PERSONAL INJURY TO ANY PERSON. THE INDEMNIFICATION GIVEN HEREUNDER SHALL BE CONTINUING AND SHALL SURVIVE THE TERMINATION OF THE LEASE TERM.

         35. IF AT ANY TIME LESSOR DETERMINES TO LEASE ALL OR PART OF THE ADJACENT EASTERN 4,000 (APPROXIMATELY) SQUARE FEET VACANT SPACE COMMON KNOWN AND DESIGNATED AS 2447 ESTAND WAY, PLEASANT HILL, CALIFORNIA, LESSOR AGREES TO GRANT TO LESSEE A FIRST RIGHT OF REFUSAL ON SAID SPACE. LESSOR SHALL NOTIFY LESSEE OF THE RENT AND TERMS FOR WHICH LESSOR IS

WILLING TO LEASE SAID SPACE. IF LESSEE, WITHIN 3 CALENDAR DAYS AFTER RECEIPT OF LESSOR'S NOTICE, INDICATES IN WRITING ITS AGREEMENT TO LEASE THE SPACE, THE SPACE SHALL BE INCLUDED WITHIN THE PREMISES AND LEASED TO THE LESSEE PURSUANT TO THE PROVISIONS OF THIS LEASE. HOWEVER, THE RENT PAYABLE UNDER THIS LEASE SHALL BE INCREASED BY THE AMOUNT OF RENT ATTRIBUTED TO THE ADDITIONAL SPACE LEASED BY LESSEE. THE PARTIES SHALL IMMEDIATELY EXECUTE AN AMENDMENT TO THE LEASE STATING THE ADDITION OF THE EXPANSION SPACE, TO THE PREMISES. IF THE LESSEE DOES NOT INDICATE WITHIN THREE CALENDAR DAYS ITS AGREEMENT TO LEASE THE ADDITIONAL SPACE, LESSOR THEREAFTER SHALL HAVE THE RIGHT TO LEASE THE SPACE TO A THIRD PARTY, AND THIS OPTION TO EXPAND PREMISES SHALL BE OF NO FURTHER FORCE AND EFFECT.

         36. LESSEE SHALL BE GRANTED BY LESSOR A $10,000 TENANT IMPROVEMENT ALLOWANCE. LESSEE SHALL PROVIDE LESSOR WITH A LIST OF SUCH IMPROVEMENTS. IN THE EVENT THAT SAID IMPROVEMENT EXCEED $10,000, SAID EXCESS SHALL BE PAID BY LESSEE. LESSOR SHALL PROVIDE LESSEE WITH A WRITTEN BID BY A LICENSED CONTRACTOR FOR SAID IMPROVEMENTS FOR LESSEE'S APPROVAL.

         IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

LESSORS                                   LESSEES

PLEASANT HILL INDUSTRIAL PARK             LAVENIR TECHNOLOGY, INC.
ASSOCIATES, A CALIFORNIA LIMITED
PARTNERSHIP

By:                                       By:   /s/ Max P. Henzi
    ----------------------------------        ----------------------------------
     LOWENBERG HOLDINGS, GENERAL
     PARTNER WILLIAM J. LOWENBERG,
     PRESIDENT                                 Max P. Henzi - April 6, 1990
                                              ----------------------------------

                                               PRESIDENT
                                              ----------------------------------

         This lease has been prepared for submission to your attorney for his approval. No representation or recommendation is made by Lowenberg Realty Company, or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this lease or the transaction relating thereto.

                                 LEASE ADDENDUM

                                                                   April 6, 1990

Addendum to the lease dated April 3, 1990, by and between Pleasant Hill Industrial Park Associates as Lessor and Lavenir Technology, Inc. as Lessee for the Premises designated as 2440 Estand Way, Pleasant Hill, California. Lessor and Lessee do hereby agree to clarify and amend the terms of said lease as follows:

1. Lessee shall be given possession and shall be allowed to occupy the premises upon execution of this lease by Lessor, subject to all of the terms and conditions of the lease.

2. Lessor warrants that all heating, air conditioning, plumbing and electrical systems on the premises are in good operating condition and repair at the time of possession by Lessee. Lessee shall have thirty
         (30) days from date of occupancy to verify that such systems are in good operating condition. Lessor to be responsible for the repair/correction of malfunctions discovered by Lessee during said thirty (30) day period.

3. Notwithstanding the provisions of paragraph 14 of this lease, Lessor shall be responsible for the maintenance and repair of sidewalks, parking areas, driveways, lighting standards, landscaping and striping adjacent to the premises.

4. Lessor hereby agrees to allow Tenant to paint over the existing signage painted on the front exterior wall of the premises and to allow Lessee to place its own signage in its place, subject to Lessor's approval of Lessee's sign.

5. Upon Lessee's request and submission of plans and specifications acceptable to Lessor, Lessor to install windows at the mezzanine level of the rear wall of the premises, at Lessee's sole expense. Said work shall be done with all required permits from the City of Pleasant Hill and shall be subject to lessor's prior approval of the structural engineering and architectural plans for said windows.

6.       Line one of paragraph 35 of this lease is hereby amended as follows:

         "If at any time Lessor receives a firm offer to lease all or part of the adjacent Eastern" . . .

7. The following is hereby added to paragraph 36 of the lease: If Lessee feels Lessor's contractor's bid is not competitive, Lessee shall be allowed to solicit competitive bids from two additional contractors, and Lessor shall have the work performed for the price bid by the lowest-priced, qualified contractor, or allow Lessor's contractor to do the work at the low-bid price.

Agreed and Accepted:                         Agreed & Accepted:

Lessor:    Pleasant Hill Industrial          Lessee:    Lavenir Technology Inc.
           Parking Associates

By:                                          By: /s/ Max P. Henzi
     William J. Lowenberg, President             Max P. Henzi, President